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                                                                  Exhibit 99.(e)

                                   SCHEDULE I

                             DISTRIBUTION AGREEMENT
                              VARIABLE TRUST FUNDS

                          VT Asset Allocation Fund/1/
                         VT C&B Large Cap Value Fund/2/
                             VT Core Equity Fund+/-
                                VT Discovery Fund
                            VT Equity Income Fund/3/
                         VT International Core Fund/4/
                           VT Intrinsic Value Fund+/-
                         VT Large Company Core Fund/5/
                        VT Large Company Growth Fund/6/
                            VT Money Market Fund/7/
                             VT Omega Growth Fund+/-
                               VT Opportunity Fund
                            VT Small Cap Growth Fund
                         VT Small/Mid Cap Value Fund/8/
                            VT Total Return Bond Fund

Most recent annual approval by the Board of Trustees:  March 27, 2009
Schedule I amended:  January 11, 2010

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/1/  On January 11, 2010 the Board of Trustees of Wells Fargo Variable Trust
     approved the name change of the VT Asset Allocation Fund to the VT Index Asset Allocation Fund effective May 1, 2010.

/2/ On January 11, 2010, the Board of Trustees of Wells Fargo Variable Trust approved the merger of the VT C&B Large Cap Value Fund into the VT Intrinsic Value Fund. Subject to receipt of shareholder approval, the merger will become effective on July 16, 2010.

+/- In connection with the reorganization with the Evergreen family of funds, on December 18, 2009 and January 11, 2010, the Board of Trustees of Wells Fargo VariableTrust approved the establishment of new Wells Fargo Advantage VT shell funds to become effective on July 16, 2010.

/3/ On January 11, 2010, the Board of Trustees of Wells Fargo Variable Trust approved the merger of the VT Equity Income Fund into the newly created VT Intrinsic Value Fund shell. Subject to receipt of shareholder approval, the merger will become effective on July 16, 2010.

/4/ On January 11, 2010 the Board of Trustees of Wells Fargo Variable Trust approved the name change of the VT International Core Fund to the VT International Equity Fund effective July 16, 2010.

/5/ On January 11, 2010, the Board of Trustees of Wells Fargo Variable Trust approved the merger of the VT Large Company Core Fund into the newly created VT Core Equity Fund shell. Subject to receipt of shareholder approval, the merger will become effective on July 16, 2010.

/6/ On January 11, 2010, the Board of Trustees of Wells Fargo Variable Trust approved the merger of the VT Large Company Growth Fund into the newly created VT Omega Growth Fund shell. Subject to receipt of shareholder approval, the merger will become effective on July 16, 2010.

/7/ On December 18, 2009 the Board of Trustees of Wells Fargo Variable Trust approved the liquidation of the VT Money Market Fund effective April 30, 2010.

/8/ On January 11, 2010, the Board of Trustees of Wells Fargo Variable Trust approved the name change of the VT Small/Mid Cap Value Fund to the VT Small Cap Value Fund, effective May 1, 2010.